EX-99.B.6.1

                            ARTICLES OF INCORPORATION
                                       OF
                       AETNA INSURANCE COMPANY OF AMERICA

      The undersigned incorporators, all of whom are United States citizens, natural persons over the age of eighteen (18) years, and competent to contract, hereby form a stock insurance company under the laws of the State of Florida.

                                    ARTICLE I
                           NAME AND PLACE OF BUSINESS

      The name of the corporation shall be AETNA INSURANCE COMPANY OF AMERICA. The initial principal place of business of the corporation shall be 5100 West Lemon Street, Suite 213, Tampa, Hillsborough County, Florida 33609. The corporation may establish and maintain the principal place of business at such other place within the State of Florida and may establish such other offices within or outside of Florida as may be determined by the Board of Directors from time to time.

                                   ARTICLE II
                               NATURE OF BUSINESS

      The purposes of the corporation shall be to engage in every aspect of life, annuity, and health insurance and reinsurance and such other business as may be permitted for such an insurance company under applicable law.

                                   ARTICLE III
                        REDOMESTICATION FROM CONNECTICUT

      The Company is a going concern, having been formed under the laws of the State of Connecticut on January 3, 1990, and having been authorized by regulatory officials in the State of Connecticut and other jurisdictions to transact insurance therein. The Company submits these Articles of Incorporation as required in connection with the Company's application submitted to the Florida Department of Insurance on October 8, 1999, to become a Florida-domestic insurance company, and that Department's subsequent authorization to file these articles.
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                                   ARTICLE IV
                                  CAPITAL STOCK


      The corporation shall be authorized to issue not more than 1275 (One Thousand Two Hundred Seventy-Five) shares of common stock having a par value of One Hundred Dollars ($100) per share. The corporation shall not begin transacting insurance until it achieves capital and surplus equal to or exceeding the amount of capital and surplus required under applicable law.

                                    ARTICLE V
                           STATUTORY AGENT AND OFFICE

      The corporation hereby appoints the Florida Insurance Commissioner and Treasurer as its attorney in fact to receive service of legal process issued against it in any civil action or proceeding in this state, and such appointment shall remain in effect for so long as is required by applicable law, specifically including section 624.422, Florida Statutes, or any successor thereto.

                                   ARTICLE VI
                                TERM OF EXISTENCE

      The corporation shall have perpetual existence, unless sooner dissolved as provided for by the laws of the State of Florida.

                                   ARTICLE VII
                                    DIRECTORS

      The corporation shall have five (5) or more directors, the exact number of which shall be determined from time to time in accordance with the corporation's Bylaws. The names and residence addresses of the initial Board of Directors of the corporation, who shall hold office until the annual meeting of the stockholders next succeeding the adoption of these Articles of Incorporation, such meeting to be held not later than one year from the date of incorporation, and until their successors have been duly elected and qualified, are as follows:

      Steven A. Haxton                          Shaun P. Mathews
      4 Cobtail Way                             19 Brook Drive
      Simsbury, CT  06070                       Simsbury, CT 06070

      Thomas J. McInerney                       David W. O'Leary
      4 Brook Ridge                             77 Lofgren Road
      West Simsbury, CT  06092                  Avon, CT 06001

      Catherine H. Smith
      90 Foote Hill Road
      Northford, CT  06472

      In addition to the powers and authorities herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject to the provisions of the laws of the State of Florida, these Articles of Incorporation, and the Bylaws of the corporation; provided, however, that no Bylaw hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been adopted.

                                  ARTICLE VIII
                                  INCORPORATORS

      The names and residence street addresses of the incorporations, all of whom are over the age of eighteen (18) and United States citizens are as follows:

      Steven A. Haxton                          Shaun P. Mathews
      4 Cobtail Way                             19 Brook Drive
      Simsbury, CT  06070                       Simsbury, CT 06070

      Thomas J. McInerney                       David W. O'Leary
      4 Brook Ridge                             77 Lofgren Road
      West Simsbury, CT  06092                  Avon, CT 06001

      Catherine H. Smith
      90 Foote Hill Road
      Northford, CT  06472

                                   ARTICLE IX
                         TRANSACTIONS IN WHICH DIRECTORS
                           OR OFFICERS ARE INTERESTED

      A. No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, firm, or entity in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because of such relationship or interest, or solely because such director or directors are present at or participate in the meetings of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because his or their votes are counted for such purpose, if:

            1. The fact of such relationship or interest is disclosed or known to the Board of Directors or the committee which authorizes, approves, or ratifies the contract or transact by a vote or written consent sufficient for the purpose without counting the votes or consents of such interested director or directors; or

            2. The fact of such relationship or interest is disclosed or known to the stockholders of the corporation entitled to vote thereon, and they authorize, approve, or ratify such contract or transaction; or

            3. The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board of Directors, a committee thereof, or the stockholders.

            Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes, approves, or ratifies such contract or transaction, and shares held by them may be counted in determining the presence of a quorum at a meeting of shareholders at which action is taken pursuant to this Article.

                                    ARTICLE X
                               DIRECTOR LIABILITY

      The personal liability of any director of the corporation to the corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount that is equal to the compensation received by the director for serving the corporation during the year of the violation if such breach did not (i) involve a knowing and culpable violation of law by the director; (ii) enable the director or an associate (defined as any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of voting stock; any trust or other estate in which such person has at least a ten percent beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of such persons, or any relative of such spouse, who has the same home as such person) to receive an improper personal gain; (iii) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation; (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation; or (v) create liability under Section 607.0834, Florida Statutes. Any repeal or modification of this Section shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

      The corporation shall have the power to indemnify, and may insure, its directors and officers to the fullest extent permitted by applicable Florida law.

                                   ARTICLE XI
                                   AMENDMENTS

      The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, subject to applicable laws of the State of Florida, and all rights conferred upon stockholders are granted subject to this reservation.

      SIGNED by the incorporators this 22nd day of November, 1999.


                                          /s/ Steven A. Haxton
                                          --------------------
                                          Steven A. Haxton

                                          /s/ Shaun P. Mathews
                                          --------------------
                                          Shaun P. Mathews

                                          /s/ Thomas J. McInerney
                                          -----------------------
                                          Thomas J. McInerney

                                          /s/ David W. O'Leary
                                          --------------------
                                          David W. O'Leary

                                          /s/ Catherine H. Smith
                                          ----------------------
                                          Catherine H. Smith

STATE OF Connecticut
COUNTY OF Hartford

      I hereby certify that on this day personally appeared before me, the undersigned authority, Steven A. Haxton, Shaun P. Mathews, Thomas J. McInerney, David W. O'Leary, and Catherine H. Smith, to me personally known and known to me to be the person who executed the foregoing instrument, and acknowledged before me that he or she executed the same freely and voluntarily for the uses and purposes therein set forth.

      IN WITNESS WHEREOF, I have set my hand and official seal this 22nd day of November, 1999.


                                          /s/ Rose M. DeRensis
                                          -------------------
                                          Notary Public
                                          My Commission Expires: 5/31/00
                                          Commission Number: 97284